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                                                                Exhibit - (a)(2)


                                    FORM OF
                                  ING GET FUND

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST



     The undersigned being all of the Trustees of ING GET Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 11.2 of the Trust's Amended and Restated Declaration of Trust dated March 1, 2002, as amended (the "Declaration of Trust"), hereby abolish the following previously established and designated series of the Trust and the establishment and designation thereof effective 1-16-04: ING GET Fund -- Series D.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 17th day of December, 2003.




/s/ Albert E. DePrince, Jr.             /s/ Thomas J. McInerney
-------------------------------         ------------------------------------
Dr. Albert E. DePrince, Jr.             Thomas J. McInerney
as Trustee and not individually         as Trustee and not individually



/s/ Maria Teresa Fighetti               /s/ Corine T. Norgaard
-------------------------------         ------------------------------------
Maria Teresa Fighetti                   Dr. Corine T. Norgaard
as Trustee and not individually         as Trustee and not individually



/s/ J. Scott Fox                        /s/ Joseph E. Obermeyer
-------------------------------         ------------------------------------
J. Scott Fox                            Joseph E. Obermeyer
as Trustee and not individually         as Trustee and not individually



/s/ Sidney Koch                         /s/ Edward T. O'Dell
-------------------------------         ------------------------------------
Sidney Koch                             Edward T. O'Dell
as Trustee and not individually         as Trustee and not individually